Exhibit A
                         NATIONAL FUEL RESOURCES, INC.
                               INCOME STATEMENT


                                          Three                Twelve
                                      Months Ended          Months Ended
                                    December 31, 1998     December 31, 1998
                                    -----------------     -----------------

                                         Actual                 Actual
                                         ------                 ------
Operating Revenues:

Gas - Retail                              $13,456,111           $51,331,616
Gas - Wholesale                             7,177,574            35,570,410
Electric                                      283,694               536,423
Transportation                                455,610               628,120
Other                                        (958,312)           (1,041,154)
                                          -----------           -----------
                                           20,414,677            87,025,415
                                          -----------           -----------

Operating Expenses:

Purchased Gas                              18,861,901            81,545,057
Purchased Electric                            263,079               508,447
General & Administrative                      918,495             3,351,813
Depreciation, Depletion                             0
   & Amortization                              32,282               105,024
Franchise & Other Taxes                        41,976               285,170
                                          -----------           -----------
                                           20,117,733            85,795,511
                                          -----------           -----------

Operating Income                              296,944             1,229,904
                                          -----------           -----------

Interest Income                                57,270               276,043
Miscellaneous Income                           68,996               202,718
Interest Expense                               72,745                98,211
                                          -----------           -----------
                                               53,521               380,550
                                          -----------           -----------

Net Income (Loss) Before Taxes                350,465             1,610,454
                                          -----------           -----------

Income Taxes:

Federal                                       145,427               723,429
State                                          12,650                57,002
Deferred                                      (28,476)             (182,152)
                                          -----------           -----------
                                              129,601               598,279
                                          -----------           -----------

Net Income                                $   220,864           $ 1,012,175
                                          ===========           ===========